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                                                                     Exhibit 3.1

                                    * * * * *

                                  B Y - L A W S

                                       OF

                               EMULEX CORPORATION

                                   AS AMENDED

                      (As amended through August 24, 2005)

                                    * * * * *

                               ARTICLE I. OFFICES

Section 1. Registered Office. The registered office shall be at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

Section 2. Principal Office. The principal office of the corporation is hereby fixed at 3535 Harbor Boulevard, Costa Mesa, California 92626. The Board of Directors (herein called the "Board") is hereby granted full power and authority to change said principal office from one location to another. Any such change shall be noted on the by-laws opposite this Section, or this Section may be amended to state the new location.

Section 3. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II. STOCKHOLDERS

Section 1. Place of Meetings. Meetings of stockholders shall be held at such places, within or without the State of Delaware, as may be designated from time to time by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

Section 2. Annual Meetings. Annual meetings of stockholders for the purpose of electing directors and for the transaction of such proper business as may come before such meetings shall be held on the third Thursday of November of each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., local time, or at such other date and time as shall be designated from time to time by the Board and stated in the notice of the meeting.

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Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the Board, the Chairman of the Board or the Chief Executive Officer.

Section 4. Notice of Meeting. Except as otherwise required by law, written notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice shall state the place, date, and hour of the meeting and (a) in the case of a special meeting the general nature of the business to be transacted, and no other business may be transacted, or (b) in the case of the annual meeting those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders, but subject to the provisions of applicable law, any proper matter may be presented at the meeting for such actions. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

      Notice of a stockholders' meeting shall be given either personally or by first-class mail, or by other means of written communication, addressed to the stockholder at the address of such stockholder appearing on the records of the corporation or given by the stockholder to the corporation for the purpose of notice. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

Section 5. Quorum. The holders of a majority of the shares of stock entitled to vote at any meeting of the stockholders of the corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat or any adjournment thereof, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 6. Voting.

      (a) The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of

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the corporation on the record date determined in accordance with Section 7 of this Article.

      (b) Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the proxy of the pledgee, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

      (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder's proxy appointed by an instrument in writing in accordance with Section 10 of this Article. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy.

      (d) At any meeting of the stockholders all matters, except as otherwise provided in the certificate of incorporation, in these by-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

Section 7. Record Date. The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting.

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      If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any purpose other than set forth in this Section 7 of this Article shall be at the close of business on the day an which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

Section 8. Consent of Absentees. The transaction of any meeting of stockholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Delaware General Corporation law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice, except as may be provided in the Delaware General Corporation Law.

Section 9. Action without Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 7 of this Article, the record date for determining stockholders entitled to give consent pursuant to this Section 9, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 10. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

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Section 11. Inspectors of Election. In advance of any meeting of stockholders, the Board may appoint any persons, other than nominees for office, as inspectors of elections to act at such meetings and any adjournment thereof. If inspectors of elections be not so appointed or if any person so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any stockholder or stockholder's proxy shall make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more stockholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

      The duties of such inspectors shall be as prescribed by the Board and shall include determining the number of shares outstanding and the voting power of each; the shares represented at the meeting, the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

Section 12. Conduct of Meeting. The Chairman of the Board shall preside as chairman at all meetings of the stockholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure. The chairman's rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.

Section 13. Preparation of Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 14. Stockholder Proposals at Meetings of the Stockholders.

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      (a) At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a stockholders' annual or special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or
(iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, and subject to any limitations on business which may be proposed or transacted at such meeting, including the provisions of Article II, Section 3 of these By-laws, for business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely with respect to an annual meeting, a stockholder's notice must be received at the principal executive office of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of such annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or to the Nasdaq National Market, by press release or otherwise) of the date of the annual meeting is made less than seventy (70) days prior to the date of the meeting, notice by the stockholder will be timely received not later than the close of business on the tenth (10th) day following the day on which such public disclosure was first made. To be timely with respect to a special meeting, a stockholder's notice must be received at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which the first public disclosure (whether by mailing of a notice to stockholders or the Nasdaq National Market, by press release or otherwise) of the date of the special meeting is made.

      (b) A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual or special meeting:
(i) a reasonably detailed description of any proposal to be made at such meeting; (ii) the name and address, as they appear on the corporation's stock register, of the stockholder proposing such business; (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) such other information relating to the stockholder or the proposal as is required to be disclosed under the rules of the Securities and Exchange Commission governing the solicitation of proxies whether or not such proxies are in fact solicited by the stockholder. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual or special stockholders' meeting except in accordance with the procedures set forth in this
Section 14; provided, however, that nothing in this Section 14 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual or special meeting in accordance with said procedures. The chairman of an annual or special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 14, and if he should so determine, any such business not properly brought before the meeting shall not be transacted.

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                             ARTICLE III. DIRECTORS

Section 1. Powers. Subject to limitations of the certificate of incorporation or these by-laws, and the Delaware General Corporation Law relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these by-laws:

      (a) To select and remove all the other officers, agents, and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the certificate of incorporation or these by-laws, fix their compensation, and require them security for faithful service.

      (b) To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the certificate of incorporation or these by-laws, as they may deem best.

      (c) To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgement they may deem best.

      (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

      (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bond, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.

Section 2. Number of Directors. The number of authorized directors which shall constitute the whole Board shall be determined from time to time by resolution of the Board. Directors need not be stockholders.

Section 3. Vacancies. Any director may resign effective upon giving written notice to the Chairman of the Board, the Chief Executive Officer, President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole

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remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

      A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

      The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

      No reduction of the authorized number of directors shall have the effect of removing any directors prior to the expiration of the director's term of office.

Section 4. Election and Term of Office. The directors shall be elected at each annual meeting of stockholders but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until expiration of the term for which elected and until a successor has been elected and qualified or until any such director is removed or resigns. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

Section 5. Place of Meeting. Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation regular meetings shall be held at the principal office of the corporation.

Section 6. Regular Meetings Immediately following each annual meeting of stockholders the Board shall hold a regular meeting without call or notice for the purpose of organization, election of officers, and the transaction of other business.

      Other regular meetings of the Board shall be held as specified by the Board.

Section 7. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, or the Secretary or by any two directors.

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      Special meetings of the Board shall be held upon not less than four days'
written notice or not less than 48 hours' notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for the purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

      Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8. Quorum. Except as may be otherwise specifically provided in these by-laws by statute or by the certificate of incorporation, at all meetings of the Board a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meetings.

Section 9. Action by Consent. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 10. Participation in Meetings by Conference Telephone. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board, or any committee designated by the Board, may participate in a meeting, of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such

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director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 13. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 14. Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 15. Committees. The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

      (a) The approval of any action for which the Delaware General Corporation Law also requires stockholders' approval or approval of the outstanding shares;

      (b) The filling of vacancies on the Board or on any committee;

      (c) The fixing of compensation of the directors for serving on the Board or on any committee;

      (d) The amendment or repeal of by-laws or the adoption of new by-laws;

      (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

      (f) A distribution to the stockholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board.

      (g) The appointment of other committees of the Board or the members thereof.

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      Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. The Board shall have the power to prescribe the manner in which proceedings or any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

Section 16. Removal of Directors. Unless otherwise restricted by the certificate of incorporation or by law, any director or the entire Board may be removed at any time, with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the corporation.

Section 17. Chairman of the Board. The board shall elect one of the directors as the chairman of the board who shall preside at all meetings of the Board and all meetings of stockholders and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 18. Notice of Stockholder Nominees.

      (a) Only persons who are nominated in accordance with the procedures set forth in this Section 18 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 18. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety
(90) days prior to the date of the meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders or to the Nasdaq National Market, by press release or otherwise) of the date of the meeting is made less than seventy (70) days prior to the date of the meeting, notice by the stockholder will be timely received not later than the close of business on the tenth (10th) day following the day on which such public disclosure was first made.

      (b) A stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii)

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the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving notice, (i) the name and address, as they appear on the corporation's books, of such stockholder, and
(ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee and such other information as may reasonably be required by the corporation to determine the eligibility for election as a Director of the corporation. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 18. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                              ARTICLE IV. OFFICERS

Section 1. Officers. The officers of the corporation shall be a chief executive officer, president, a chief financial officer, and a secretary. The corporation may also have, at the discretion of the Board, one or more vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

Section 2. Election. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

Section 3. Subordinate Officers. The Board may elect, and may empower the Chief Executive Officer or President to appoint, such other officers and agents as it or he shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Compensation. The compensation of all officers and agents of the corporation shall be fixed from time to time by the Board. No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation. Nothing contained herein shall preclude any officer from serving the corporation, or any subsidiary corporation, in any other capacity and receiving compensation therefor.

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

Section 5. Election, Removal, Resignation, and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify or until any such officer is removed or resigns. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

      Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these by-laws for regular election or appointment to such office.

Section 6. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned by the Board.

Section 7. Chief Executive Officer. The chief executive officer of the corporation has, subject to the control of the Board, general supervision, direction, and control of the operations and officers of the corporation. The chief executive officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board. In the absence of the Chairman of the Board, the chief executive officer, if present, shall preside at meetings of the board and all meetings of stockholders.

Section 8. President. In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and shall be subject to all the restrictions upon, the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board, the Chairman of the Board and/or the Chief Executive Officer, respectively, may from time to time prescribe.

Section 9. Vice Presidents. In the absence or disability of the Chief Executive Officer and President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Board, the Chairman of the Board and/or the Chief Executive Officer, respectively, may from time to time prescribe.

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

Section 10. Secretary. The Secretary shall keep or cause to be kept, at the principal office and such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the by-laws of the corporation at the principal office of the corporation.

      The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

      The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and of any committees thereof required by these by-laws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 11. Chief Financial Officer. The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these by-laws required to be sent to them. The books of account shall at all times be open to inspection by any director.

      The Chief Financial officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Chief Financial officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.

                   ARTICLE V. STOCK CERTIFICATES AND TRANSFERS

Section 1. Certificates for Stock.

      (a) The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of, the corporation by the Chairman of the Board or the President or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is used, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.

      (b) A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 4.

Section 2. Transfers of Stock. Transfer of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 3 of this Article, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares Shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

Section 3. Regulations. The Board may make such rules and regulations as it may seem expedient, not inconsistent with these by-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 4. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board may

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

direct; provided, however that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

                          ARTICLE VI. OTHER PROVISIONS

Section 1. Endorsement of Documents; Contracts. Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance, or other instrument in writing and any assignment or endorsements thereof executed or entered into between this corporation and any other person, when signed by the Chief Executive Officer, President or any Vice President, and the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of this corporation shall be valid and binding on this corporation in the absence of actual knowledge on the part of the other person that the signing officer had not authority to execute the same. Any such instrument may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board and, unless so authorized by the Board, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

Section 2. Representation of Shares of Other Corporations. The President, any Vice President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 3. Stock Purchase Plans. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such person in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

      Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon the transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

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Section 4. Accounting Year. The accounting year of the corporation shall be fixed by resolution of the Board.

Section 5. Amendments. These by-laws, or any of them, may be altered, amended or repealed and new by-laws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any by-laws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

                          ARTICLE VII. INDEMNIFICATION

Section 1. Scope of Indemnification. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law and the certificate of incorporation.

Section 2. Exception to Right of Indemnification. Notwithstanding any other subsection of this Article VII, the corporation shall not indemnify any director, officer, employee or agent of the corporation with respect to any proceeding or claim brought voluntarily by such director, officer, employee or agent of the corporation and not by way of defense, unless (i) such proceeding or claim has been approved by the Board or (ii) such proceeding or claim is being brought to assert his rights under this Article VII.

Section 3. Advance of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized by this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his duty to the corporation or its

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

stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.

Section 4. Indemnification for Expenses of a Witness. Notwithstanding any other subsection of this Article VII, to the extent that a director, officer, employee or agent of the corporation is, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a witness in any proceeding to which that person is not a party, that person shall be indemnified against all expenses actually and reasonably incurred by such person or on his or her behalf in connection therewith.

Section 5. Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

Section 6. Continuation of Indemnification and Advancement of Expense. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Constituent Corporations. For the purposes of this Article VII, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.

Section 8. Other Enterprises, Fines, and Serving at Corporation's Request. For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

Section 9. Insurance. Upon resolution passed by the Board, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

                       ARTICLE VIII. EMERGENCY PROVISIONS

Section 1. General. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other by-laws of this corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the by-laws other than those contained in this Article.

Section 2. Unavailable Directors. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3. Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever is greater.

Section 4. Quorum. The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the by-laws of a corporation to specify.

Section 5. Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to
Section 2 is less than the minimum number of authorized directors required by law, then until the

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appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6. Constitution of Emergency Committee. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number, the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the stockholder owning the largest number of shares of record as of the date of the last record date.

Section 7. Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8. Directors Becoming Available. Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9. Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10. Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they

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

had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

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